CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 21, 2016, relating to the financial statements and financial highlights which appear in the October 31, 2016 Annual Report to Shareholders of Delaware Select Growth Fund (constituting Voyageur Mutual Funds III), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

February 21, 2017